                                Registration No. 33-36485, Filed August 18, 1990


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        GRANITE CONSTRUCTION INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                                     77-0239383
  ----------------------------              ------------------------------------
  (State or other jurisdiction              (I.R.S. employer identification no.)
of incorporation or organization)


                              585 West Beach Street
                          Watsonville, California 95076
               (Address of principal executive offices) (Zip code)

                        GRANITE CONSTRUCTION INCORPORATED
                      1990 OMNIBUS STOCK AND INCENTIVE PLAN
    ------------------------------------------------------------------------
                            (Full title of the plan)

                                  Michael Futch
                  Vice President, General Counsel and Secretary
                        Granite Construction Incorporated
                              585 West Beach Street
                          Watsonville, California 95076
    ------------------------------------------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (831) 724-1011

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with Rule 464 promulgated under the Securities Act of 1933, as amended.

                            TRANSFER OF UNUSED SHARES

        Pursuant to Registration Statement No. 33-36485 on Form S-8, Granite Construction Incorporated, a Delaware corporation (the "Company"), registered 1,000,000 shares (2,000,000 shares post-split) of its Common Stock, $0.01 par value per share, issuable under the Granite Construction Incorporated 1990 Omnibus Stock and Incentive Plan (the "Predecessor Plan"). The Predecessor Plan will terminate on June 30, 1999, and the Company has determined that a total of 184,758 of such registered shares (the "Unused Shares") will not be issued under the Predecessor Plan. The Company has established effective as of May 24, 1999 the Granite Construction Incorporated 1999 Equity Incentive Plan (the "Successor Plan"). The Company hereby transfers the Unused Shares from the Predecessor Plan to the Successor Plan.



                                    SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Watsonville, California on June 9, 1999.



                                       GRANITE CONSTRUCTION INCORPORATED


                                       By: /s/ MICHAEL FUTCH
                                          --------------------------------------
                                          Michael Futch, Vice President, General
                                          Counsel and Secretary

                        SIGNATURES AND POWER OF ATTORNEY

        The officers and directors of Granite Construction Incorporated whose signatures appear below, hereby constitute and appoint David H. Watts and Michael Futch, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to the registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



         Signature                               Title                            Date
         ---------                               -----                            ----
/s/ DAVID H. WATTS                    President, Chief Executive Officer
-------------------------------       and Chairman of the Board               June 9, 1999
David H. Watts                        (Principal Executive Officer)

/s/ WILLIAM E. BARTON                 Senior Vice President and Chief
-------------------------------       Financial Officer (Principal            June 9, 1999
William E. Barton                     Financial and Accounting Officer)

/s/ JOSEPH J. BARCLAY
-------------------------------       Director                                June 9, 1999
Joseph J. Barclay

/s/ RICHARD M. BROOKS
-------------------------------       Director                                June 9, 1999
Richard M. Brooks

/s/ BRIAN C. KELLY
-------------------------------       Director                                June 7, 1999
Brian C. Kelly

/s/ REBECCA A. MCDONALD
-------------------------------       Director                                June 8, 1999
Rebecca A. McDonald


-------------------------------       Director
Raymond E. Miles

/s/ GEORGE B. SEARLE
-------------------------------       Director                                June 7, 1999
George B. Searle